Exhibit 99.1

Motus GI Reports First Quarter 2024 Financial Results

and Provides Corporate Update

■	Successfully ramped up limited U.S. commercial launch of the Pure-Vu® EVS Gastro and Gen 4 Colon system; Doubled the number of active Pure-Vu System customers ordering disposable sleeves with 100% of onboarded customers using Pure-Vu independently

■	Appointed well-known investment bank. to identify and evaluate strategic alternatives aimed at accelerating commercialization of the Pure-Vu System and maximizing stockholder value

FORT LAUDERDALE, FL, May 14, 2024 – Motus GI Holdings, Inc., (OTCQB: MOTS) (“Motus GI” or the “Company”), a medical technology company focused on improving endoscopic outcomes and experiences, today reported its financial results for the first quarter ended March 31, 2024, and provided a corporate update.

“We are excited by the initial traction made in the limited U.S. commercial launch of our Pure-Vu® EVS Gastro and Gen 4 Colon system, which was kicked off at the end of 2023. The market acceptance of these two systems has been positive, which is evident by our doubling the number of active customers, reignited interest among several customer accounts that were inactive over the past year, as well as a growing sales pipeline of potential new customers. The most fulfilling aspect of the new system is seeing the device support emergent cases in GI bleeding and seeing how sites can adopt the technology with no onsite support. This enhanced end-user experience has resulted in 100% of fully onboarded customers now using the Pure-Vu system independently, as compared to only 25% of customers using the previous generation system. These types of engagements further show how we are now able to deliver on the potential that we always knew the Pure-Vu system could offer physicians, hospitals, and patients,” commented Mark Pomeranz, Chief Executive Officer.

First Quarter and Recent Business Highlights

■	At the end of the first quarter of 2024, the Company successfully implemented a limited U.S. commercial launch of the Pure-Vu® EVS Gastro and Gen 4 Colon system. To date, this initial phase of the rollout successfully doubled the number of active Pure-Vu customers, defined as placing an order for disposable sleeves in the six months prior to FDA approval of the new system. In addition, 100% of the established customers onboarded are now using the Pure-Vu independently, which highlights the latest generation’s easy to use design. The new Gen 4 Colon system, which features a sleeveless Flex-Channel design, is also being well-received by early-adopters, who have commented on the system’s improved handling and easy setup.

■	Announced positive data from a colonoscopy study that concluded adequate bowel cleaning can be achieved in patients with a history of inadequate bowel preparation by using the Pure-Vu System. These data were published in the peer-reviewed journal, United European Gastroenterology (UGE).

■	Received approval from the Israeli Ministry of Health, Medical Device Division (known as “AMAR”) to initiate commercial sales of the Pure-Vu® EVS Colon System in Israel, one of the largest markets in the Middle East.

■	Continued to strengthen the Company’s IP portfolio with a key patent issued by the United States Patent and Trademark Office (USPTO) in the first quarter of 2024, which covers the systems and methods for cleaning a colon or other portion of the GI tract, including the optional use of sensors to detect conditions of blockage of flow of materials within an evacuation channel used to remove debris from the body; and devices and methods for purging such blockages from the evacuation channel.

■	The Company’s Board of Directors recently engaged a well-known investment bank. to identify and evaluate strategic alternatives, aimed at accelerating commercialization of the Pure-Vu System and maximizing stockholder value.

■	The Company’s common stock was approved for quotation on the OTCQB market starting Monday, May13, 2024, under the symbol “MOTS.”

Financial Results for the Quarter Ended March 31, 2024

The Company reported revenue of $64,000 for the first quarter of 2024, compared to $56,000 for the same period last year. Revenues were primarily derived from reorders and new customer orders of disposable sleeves.

For the three months ended March 31, 2024, the Company reported a net loss attributable to common shareholders of $7.6 million, or $0.88 per basic and diluted share, compared to a net loss attributable to common shareholders of $4.4 million, or $13.81 per basic and diluted share, for the same period last year.

During the first quarter of 2024, net cash used in operating activities and for the purchase of fixed assets was $2.0 million as compared to $4.8 million for the same period of 2023.

The Company reported $4.9 million in cash and cash equivalents as of March 31, 2024. This balance includes the fully funded credit facility with Kreos Capital, which has approximately $2.3 million due and outstanding as of March 31, 2024.

About Motus GI

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to the continued impact of the COVID-19 pandemic, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, business strategies, potential grow opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Troy Williams

LifeSci Advisors

(518) 221-0106

twilliams@lifesciadvisors.com

Motus GI Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,944	$4,958
Accounts receivable	81	76
Inventory, current	228	245
Prepaid expenses and other current assets	497	478
Total current assets	5,750	5,757

Fixed assets, net	897	992
Inventory, non-current	251	251
Right-of-use assets	155	210
Other non-current assets	13	13
Total assets	$7,066	$7,223

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,495	$1,842
Operating lease liabilities - current	116	169
Other current liabilities	66	226
Current portion of long-term debt, net of unamortized debt discount of $4 and $108, respectively	1,632	1,033
Total current liabilities	3,309	3,270

Long-term debt, net of unamortized debt discount of $91 and $16, respectively	669	1,239
Operating lease liabilities - non-current	21	27
Total liabilities	3,999	4,536

Commitments and contingent liabilities (Note 9)

Shareholders’ equity
Common stock $0.0001 par value; 115,000,000 shares authorized; 5,210,876 and 1,547,042 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	-
Additional paid-in capital	159,397	156,905
Accumulated deficit	(156,331)	(154,218)
Total shareholders’ equity	3,067	2,687
Total liabilities and shareholders’ equity	$7,066	$7,223

Motus GI Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenue	$64	$56

Operating expenses:
Cost of revenue - sales	12	9
Cost of revenue - impairment of inventory	-	165
Research and development	455	1,454
Sales and marketing	151	842
General and administrative	1,472	1,945
Total costs and expenses	2,090	4,415
Loss from operations	(2,026)	(4,359)

Gain on change in estimated fair value of contingent royalty obligation	-	220
Finance expense, net	(80)	(239)
Foreign currency loss	(7)	(8)

Net loss	$(2,113)	$(4,386)
Deemed dividends from warrant issuance	(5,508)	-
Net loss attributable to common shareholders	$(7,621)	$(4,386)

Basic and diluted loss per common share:
Net loss	$(0.25)	$(13.81)
Net loss attributable to common shareholders	(0.88)	(13.81)
Weighted average number of common shares outstanding, basic and diluted	8,613,204	317,547